Exhibit 12.0
                                                                    ------------
                             WINN-DIXIE STORES, INC.

         COMPUTATION OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
         ---------------------------------------------------------------



 Excluding non-recurring charges
                                                               06/27/2001    06/28/2000   06/30/1999    06/24/1998   06/25/1997
                                                              --------------------------------------------------------------------
Fixed charges:
  Interest expense                                                 52,843        47,081       29,648        28,535       22,079
  Capitalized interest                                              5,863             -            -             -            -
  COLI interest                                                    (5,512)      (19,707)           -             -            -
  Interest component of rental expense                            227,091       238,946      231,817       211,378      186,480
                                                             --------------------------------------------------------------------
     Fixed charges                                                280,285       266,320      261,465       239,913      208,559
                                                             ====================================================================

Earnings:
  Income (loss) from continuing operations before taxes            73,642      (302,411)     296,480       317,792      319,442
  Non-recurring charges                                            47,245       404,969            -        18,100            -
  Add: fixed charges                                               80,285       266,320      261,465       239,913      208,559
          COLI interest                                             5,512        19,707            -             -            -
  Less: Capitalized interest                                       (5,863)            -            -             -            -
                                                             --------------------------------------------------------------------
     Total earnings                                               500,821       388,585      557,945       575,805      528,001
                                                             ====================================================================

Ratio of earnings to fixed charges:
     Total earnings                                               500,821       388,585      557,945       575,805      528,001
     Fixed charges                                                280,285       266,320      261,465       239,913      208,559

Ratio                                                                 1.8            1.5         2.1           2.4          2.5

As reported
                                                               06/27/2001    06/28/2000   06/30/1999    06/24/1998   06/25/1997
                                                             --------------------------------------------------------------------
Fixed charges:
  Interest expense                                                 52,843        47,081       29,648        28,535       22,079
  Capitalized interest                                              5,863             -            -             -            -
  Interest component of rental expense                            227,091       238,946      231,817       211,378      186,480
                                                             --------------------------------------------------------------------
     Fixed charges                                                285,797       286,027      261,465       239,913      208,559
                                                             ====================================================================

Earnings:
  Income (loss) from continuing operations before taxes            73,642      (302,411)     296,480       317,792      319,442
  Add: fixed charges                                               285,797      286,027      261,465       239,913      208,559
  Less: Capitalized interest                                       (5,863)            -            -             -            -
                                                             --------------------------------------------------------------------
     Total earnings                                               353,576       (16,384)     557,945       557,705      528,001
                                                             ====================================================================

Ratio of earnings to fixed charges:
     Total earnings (loss)                                        353,576       (16,384)     557,945       557,705      528,001
     Fixed charges                                                285,797       286,027      261,465       239,913      208,559

Ratio                                                                 1.2           *            2.1           2.3          2.5

* For fiscal year ended June 28, 2000, earnings were inadequate to cover fixed charges due to non-recurring charges totaling $405 million relating to the restructuring and other non-recurring charges. The dollar amount of the coverage deficiency for the year ended June 28, 2000 was $302 million.